EXHIBIT 10.2

Performance Guarantee Confirmation
Reference is made to a Performance Guarantee dated as of December 16, 2014 made by the undersigned in favour of the Purchaser (the “Performance Guarantee”). The undersigned acknowledges and confirms that the performance guarantee remains in full force and effect notwithstanding the entering into of this third amendment.
Dated this 15th day of December, 2017.

WINTRUST FINANCIAL CORPORATION
By:	/s/Edward J. Wehmer
Name: Edward J. Wehmer
Title: President & Chief Executive Officer

By:	/s/David A. Dykstra
Name: David A. Dykstra
Title: Senior Executive Vice President & Chief Operating Officer